UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 24, 2008

HOMELAND SECURITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7920 Beltline Road, Suite 770, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 24, 2008 the issuer entered into an Asset Purchase and Sale Agreement with Global Safety Holdings, Corp. (the “Purchaser”) for the issuer’s assets associated with providing global positioning systems (“GPS”) and its GPS monitoring services. At the Closing, Purchaser shall deliver to issuer a total of 3,111,111 million shares of the Purchaser’s common stock.  Also, the issuer shall receive the following consideration: (a) beginning on the Closing date and continuing until September 30, 2009, 10% of the Company’s  “EBITDA” as calculated pursuant to generally accepted accounting principles (“GAAP”); (b) beginning October 1, 2009 and continuing until September 30, 2010, the issuer shall receive 5% of the Company’s EBITDA; and (c) beginning October 1, 2010 and continuing until September 30, 2011 the issuer shall receive 3% of the Company’s EBITDA.  The purchase and sale of the issuer’s GPS assets is subject to extensive due diligence by the Purchaser which is expected to be completed by October 15, 2008, however there is no guarantee that the purchase and sale of the assets will be completed.

 ITEM  9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Asset Purchase and Sale Agreement with Global Safety Holdings, Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.
(Registrant)

Date	October 1, 2008

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer